EXHIBIT 21.1

                         SUBSIDIARIES OF STAFFMARK, INC.


SUBSIDIARY                                                    STATE OR COUNTRY
OF ORGANIZATION

Brewer Personnel Services, Inc.                               Arkansas
The Blethen Group, Inc. d/b/a Clinical                        North Carolina
  Trial Support Services
First Choice Staffing, Inc.                                   South Carolina
HRA, Inc.                                                     Tennessee
Tom Bain Personnel, Inc., a subsidiary of                     Tennessee
  HRA, Inc.
Maxwell Staffing, Inc.                                        Oklahoma
Maxwell/Healthcare, Inc.                                      Oklahoma
Maxwell Staffing of Bristow, Inc.                             Oklahoma
Square One Rehab, Inc.                                        Oklahoma
Technical Staffing, Inc.                                      Oklahoma
Prostaff Personnel, Inc.                                      Arkansas
Excel Temporary Staffing, Inc.                                Arkansas
Professional Resources, Inc.                                  Arkansas
The Technology Source Acquisition Corporation                 Delaware
  d/b/a Technology Source, Inc.
Advance Personnel Service Acquisition Corporation             Delaware
  d/b/a Advance Personnel Service, Inc.
StaffMark Acquisition Corporation Two                         Delaware
StaffMark Acquisition Corporation Three                       Delaware
StaffMark Acquisition Corporation Four                        Delaware
StaffMark Acquisition Corporation Five                        Delaware
StaffMark Acquisition Corporation Six                         Delaware
533993 B.C., LTD.                                             British Columbia
MRIC - Medical Recruiters International LTD.,                 British Columbia
  a subsidiary of 533993 B.C., LTD.

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